Exhibit 10.30
AMENDMENT TO THE
SAIA, INC.
AMENDED AND RESTATED
2003 OMNIBUS INCENTIVE PLAN
          WHEREAS, Saia, Inc. (“Company”) previously adopted the Saia, Inc. Amended and Restated 2003 Omnibus Incentive Plan (“Plan”) for the benefit of certain eligible employees;
          WHEREAS, Section 20 of the Plan affords the Board of Directors (the “Board”) of the Company the authority to amend the Plan; and
          WHEREAS, the Board desires to amend the Plan, effective immediately.
          NOW THEREFORE, effective immediately, the Plan is amended as follows:
     1. Section 5 is deleted in its entirety and replaced with the following:
Subject to adjustment as provided in Section 21 below, 824,000 Shares are hereby reserved for issuance in connection with Awards under the Plan. The Shares so issued may be unreserved Shares held in the treasury however acquired or Shares which are authorized but unissued. For purposes of determining the number of Shares issued under the Plan, no Shares shall be deemed issued until they are actually delivered to a Grantee or such other person described in Section 11. Shares covered by Awards that either wholly or partly are not earned, or that expire or are forfeited, cancelled or terminated shall be available for future issuance of Awards. Subject to adjustment as provided in Section 21 below:
     (a) the maximum number of Shares with respect to which Options and SAR’s may be granted during the term of the Plan to an employee under the Plan is 200,000 Shares;
     (b) the maximum number of Shares with respect to which Restricted Stock Awards and awards of Shares may be granted during the term of the Plan to an employee or Non-Employee Director under the Plan is 100,000 Shares; and
     (c) the maximum number of Shares with respect to which Restricted Stock Awards and awards of Shares may be granted in the aggregate during the term of the Plan is 200,000 Shares.
          IN WITNESS WHEREOF, this Amendment to the Plan has been duly executed as of the                      day of March, 2007.
Saia, Inc.
By:
Name:
Title: